UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2016

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Shareholders Agreement

On October 4, 2016, Affinion Group Holdings, Inc. (“Affinion Holdings”), together with the requisite investors, entered into an Amendment (the “Amendment”) to that certain Shareholders Agreement, dated as of November 9, 2015 (the “Shareholders Agreement”), by and among Affinion Holdings and the investors party thereto. The Amendment amended the terms of the Shareholders Agreement to change the size of the board of directors of Affinion Holdings from five (5) to six (6) directors.

On July 19, 2016, the requisite investors executed a written consent approving the Amendment. In order for the Amendment to become effective, Affinion Holdings was required to file with the Securities and Exchange Commission an Information Statement on Schedule 14C (the “Information Statement”) and mail the Information Statement to holders of its Common Stock, par value $0.01 per share (the “Common Stock”), at least 20 calendar days prior to the effective date. The Information Statement was filed on August 2, 2016 and mailed to holders of the Common Stock on August 4, 2016 and accordingly, more than the requisite 20 calendar days have passed, and the Amendment was entered into and effective as of October 4, 2016.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Director Appointment

On and effective as of October 4, 2016, the boards of directors of each of Affinion Holdings and Affinion Group, Inc. (“Affinion Group”) appointed Mr. Mark R. Vondrasek to serve as a member of the boards of directors of Affinion Holdings and Affinion Group to fill the newly created directorship resulting from the increase in the authorized number of directors due to the Amendment. In the case of the board of directors of Affinion Holdings, Mr. Vondrasek was appointed as a Class I director and will serve until the first annual meeting of stockholders following November 9, 2015. In addition, Mr. Vondrasek was appointed to serve as a member of the audit committee and the compensation committee of the boards of directors of Affinion Holdings and Affinion Group.

Mr. Vondrasek currently serves as a consultant for Marriott International, Inc. (“Marriott”). Previously, he served as Senior Vice President, Commercial Services of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), until Starwood and Marriott merged in September 2016, where he oversaw the Starwood Sales Organization and Revenue Management globally, in addition to Distribution, Loyalty and Partnerships.

In accordance with the Shareholders Agreement, Mr. Vondrasek, as a non-employee director, will be entitled to receive cash compensation in an amount equal to $100,000 per year and equity compensation in an amount equal to $70,000 per year. In addition, Mr. Vondrasek will be entitled to an additional $30,000 in cash compensation per year for serving on the audit committee of the boards of directors of Affinion Holdings and Affinion Group.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Amendment No. 1, dated as of October 4, 2016, to the Shareholders Agreement, dated as of November 9, 2015, by and among Affinion Group Holdings, Inc. and the investors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: October 4, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: October 4, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment No. 1, dated as of October 4, 2016, to the Shareholders Agreement, dated as of November 9, 2015, by and among Affinion Group Holdings, Inc. and the investors party thereto.